McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096
                                  312-372-2000

                                                               December 28, 2001

Board of Directors
Apropos Technology, Inc.
One Tower Lane, 28th Floor
Oakbrook Terrace, Illinois 60181

         Re: Post-Effective Amendment No. 1 to the Registration Statement on Form S-8; 2,400,000 Common Shares to be issued pursuant to Apropos Technology, Inc. 2000 Omnibus Incentive Plan and the related stock options

Gentlemen:

         You have requested our opinion in connection with the above-referenced Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (the "Registration Statement") of Apropos Technology, Inc. (the "Company"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, to register 2,400,000 Common Shares of the Company, $.01 par value (the "Common Shares"),which may be issued pursuant to the 2000 Omnibus Incentive Plan (the "Plan") and the related stock options.

         We have examined or considered:

                  1. A copy of the Company's Amended and Restated Articles of Incorporation.

                  2.       The By-Laws of the Company.

                  3. Copies of resolutions duly adopted by the Board of Directors.

                  4.       A copy of the Plan.

         In addition to the examination outlined above, we have conferred with various officers of the Company and have ascertained or verified, to our satisfaction, such additional facts as we deemed necessary or appropriate for the purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

         Based on the foregoing, we are of the opinion that all corporate proceedings necessary for the authorization, issuance and delivery of the Common Shares under the Plan has been duly taken and upon acquisition pursuant to the terms of the Plan, the Common Shares and the related stock options will be validly issued, fully paid and nonassessable. Members of our firm are admitted to the practice of law in the State of Illinois and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Illinois and the laws of the United Stated of America. This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. Notwithstanding the foregoing, we hereby consent to the references to our firm in the Registration Statement and to the filing of this opinion by the Company as an Exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                           /s/ McDERMOTT, WILL & EMERY